Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57617) pertaining to the 401(k) Retirement Plan of Apartment Investment and Management Company of our report dated June 26, 2007, with respect to the financial statements and schedule of the Apartment Investment and Management Company 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Denver, Colorado
June 26, 2007

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